______________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2018

HOMEFED CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10153	33-0304982
(Commission File Number)	(IRS Employer Identification No.)

1903 WRIGHT PLACE, SUITE 220, CARLSBAD, CALIFORNIA	92008
(Address of Principal Executive Offices)	(Zip Code)

760-918-8200
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

During the second quarter of 2016, we contributed and sold land to the three local builders associated with the Otay Land project and received $30 million in cash proceeds (the “2016 Otay Land Sale”). At that time, we treated the transaction as a partial sale of land. Accordingly, we recognized a gain of approximately $7.2 million relating to the receipt of the cash proceeds during the second quarter of 2016.

As part of our ordinary course review and analysis of the adoption of the new revenue recognition standard in the first quarter of 2018, we reevaluated our revenue recognition approach related to the 2016 Otay Land Sale. After an extensive evaluation of the facts and circumstances and the judgments required to determine the appropriate amount of the gain, we determined that, under U.S. GAAP, the percentage of completion model should have been used. Given the inherent uncertainty in predicting the ultimate profitability of the transaction, we determined that profit should be deferred until revenues and costs can reasonably be estimated. As a result, we anticipate making an adjustment to the timing of recognition of revenue associated with 2016 Otay Land Sale. In addition, we will record all development costs during 2016 and 2017 as cost of development and an equal amount of revenue, resulting in no impact on net income.

We have now determined that all profit related to the 2016 Otay Land Sale should be deferred, which requires us to adjust our financial statements to (i) reduce Sales of real estate by $7.2 million for the year ended December 31, 2016 (ii) record Deferred revenue of $7.2 million as of December 31, 2016, further offset by improvement work completed in 2016 for which we will receive reimbursement (iii) record a tax adjustment for the appropriate periods and (iv) correct the Balance Sheet for the above items.

As a result, on May 9, 2018, our Audit Committee determined that our financial statements for the fiscal years ended December 31, 2017 and 2016, can no longer be relied upon as being in compliance with generally accepted accounting principles. Accordingly, we will restate such financial statements. Our Audit Committee and management have discussed these matters with PwC, our independent registered public accounting firm. We currently anticipate filing a Form 10-K/A for the fiscal year ended December 31, 2017 that will contain audited restated financial statements for the fiscal years ended December 31, 2017 and 2016. We are still evaluating the materiality of potential adjustments to the financial statements for the quarterly periods within such years. We intend to file our amended report as soon as reasonably practicable. We will also modify the language contained in Item 9A of our Form 10-K.

This Form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements.  Certain of these forward-looking statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "projects," "estimates," "assumes," "may," "should," "will," "seeks," "targets," or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements, including our ability to file our amended reports.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described in more detail under the caption “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017, and in our other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2018

HOMEFED CORPORATION

/s/ Erin N. Ruhe
Name:	Erin N. Ruhe
Title:	Vice President, Treasurer and Controller